EXHIBIT 99.1

REVOCABLE PROXY
COMMUNITY CAPITAL CORPORATION

☒   PLEASE MARK VOTES AS IN THIS EXAMPLE

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 19, 2004 AT THE INN ON THE SQUARE, 104 EAST COURT STREET, GREENWOOD, SOUTH CAROLINA AT 11:30 A.M. LOCAL TIME.

The undersigned hereby appoints William G. Stevens and R. Wesley Brewer, or any of them acting in the absence of the other, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of the common stock of Community Capital Corporation, a South Carolina corporation, held or owned by the undersigned or standing in the name of the undersigned at the 2004 Annual Meeting of Shareholders of the Company and any adjournment thereof, and the undersigned hereby instructs said attorneys to vote as follows:

1.	Election of Directors:

For	Withhold	For All Except
☐	☐	☐

Three-year terms:

David P. Allred, M.D. Wayne Q. Justesen, Jr. William G. Stevens Harold Clinkscales, Jr. Clinton C. Lemon, Jr.

Two-year term:

Joseph L. Savitz, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	The ratification of the adoption of our 2004 Equity Incentive Plan.

For	Against	Abstain
☐	☐	☐

3.	The ratification of the appointment of Elliott Davis, LLC, as our independent public accountant for the fiscal year ending December 31, 2004.

For	Against	Abstain
☐	☐	☐

4.	In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

Please be sure to sign and date this Proxy in the box below.

Date

Shareholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

COMMUNITY CAPITAL CORPORATION

          THE PROXIES WILL BE VOTED AS INSTRUCTED. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED ABOVE, AND THE PROXIES HEREIN NAMED WILL VOTE ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THEIR JUDGMENT.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.